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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): November 7, 2005


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                    52-1518642
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                 Number)                Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
             ---------------------------------------------

      The information included in item 4.02(a) of this Form 8-K is incorporated herein by reference.

ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
             -------------------------------------------------------------------
             AUDIT REPORT OR COMPLETED INTERIM REVIEW
             ----------------------------------------

         (a) On November 7, 2005, management of Provident Bankshares Corporation ("Provident"or the "Company") determined that Provident's financial statements for the quarters ended June 30, 2005 and March 31, 2005, as well as the summary financial information for the third quarter ended September 30, 2005 disclosed in the Company's earnings release dated October 20, 2005, should no longer be relied upon as a result of the accounting treatment applied by Provident to interest rate swaps associated with Provident's interest rate risk hedging program. Subsequently, management made a similar determination with respect to the financial statements for the year ended December 31, 2004.

         Since 2003, Provident has entered into various interest rate swaps to hedge the interest rate risk inherent in certain of its brokered CDs, borrowings and Junior Subordinated Debentures. Since inception of the hedging program, Provident has applied the "short-cut method" of hedge accounting under Financial Accounting Standards ("FAS") 133 to account for the swaps. Provident, in consultation with its independent accountants KPMG LLP, has determined that these swaps did not qualify for the short-cut method.

         As a consequence of not qualifying for short-cut hedge accounting, the changes in the fair value of the interest rate swaps between reporting periods should have been reported as gains or losses in the income statement. Because the Company was not eligible to use short-cut hedge accounting for these swaps, the Company's previously issued financial statements for the quarters ended June 30, 2005 and March 31, 2005 and for the year ended December 31, 2004 must be restated, and the previously announced financial information for the quarter ended September 30, 2005 must be revised, to reflect the required accounting treatment. The inability to use hedge accounting for prior periods relates to matters of documentation or complex interpretation rather than to the effectiveness or management of the hedges.

         Provident has re-designated these interest rate swaps as hedges utilizing the "long haul" method of effectiveness testing, and as a result, believes it will apply hedge accounting treatment for these swaps for future periods and that these hedges will be effective.

         Unrelated to the above, Provident will revise its accounting relative to an executive severance agreement applicable to the quarter ended June 30, 2005.

         Provident intends to file its Form 10-Q for the period ended September 30, 2005 as soon as possible. Provident also intends to file amended Quarterly Reports on Form 10-Q for the periods ended June 30, 2005, March 31, 2005, and an amended Annual Report on Form 10-K for the year ended December 31, 2004, to reflect the accounting adjustments described herein and include the restated financial statements for each period covered by each such report. As a result of these restatements, Provident's management evaluated its prior conclusions regarding the effectiveness of Provident's disclosure controls and procedures and


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internal control over financial reporting. Based on that evaluation, Provident's management concluded that a material weakness existed in Provident's internal control over financial reporting and that Provident's disclosure controls and procedures were not effective as of each period affected by a restatement.

         Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with KPMG LLP, who served as Provident's independent registered public accounting firm for all affected periods, regarding the matters disclosed in this Form 8-K and in reaching the conclusion to restate the financial statements for the above-mentioned periods.

ITEM 8.01    OTHER INFORMATION
             -----------------

         On November 10, 2005, Provident issued a press release to announce a delay in the filing of its Form 10-Q for the quarter ended September 30, 2005. The press release dated November 10, 2005 is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND OTHER EXHIBITS
              ---------------------------------------

              Exhibit 99.1    Press Release dated November 10, 2005





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PROVIDENT BANKSHARES CORPORATION



                                       /s/ Gary N. Geisel
                                       -----------------------------------------
                                       Gary N. Geisel
                                       Chairman of the Board and Chief Executive
                                       Officer

Date:  November 14, 2005